UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 16, 2025

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 300

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	EXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 16, 2025, Extra Space Storage LP (the “Issuer”), Extra Space Storage Inc. (the “Company”), ESS Holdings Business Trust I (“EHBT I”) and ESS Holdings Business Trust II (“EHBT II” and, together with the EHBT I and the Company, the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, PNC Capital Markets LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein (the “Underwriters”), with respect to an underwritten public offering of $350 million aggregate principal amount of the Issuer’s additional 5.500% senior notes due 2030 (the “Additional Notes”). The Additional Notes will be senior unsecured obligations of the Issuer and will be fully and unconditionally guaranteed by the Guarantors. The description of the Underwriting Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the full text of the Underwriting Agreement. The press release announcing the pricing of the Additional Notes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 22, 2025, the Issuer issued the Additional Notes. The terms of the Additional Notes are governed by an indenture, dated as of May 11, 2021 (the “Base Indenture”), by and among the Issuer, the Guarantors and Computershare Trust Company, N.A., as successor trustee to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a fifth supplemental indenture, dated as of June 16, 2023 (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Issuer, the Guarantors and the Trustee, pursuant to which the Issuer previously issued $450 million aggregate principal amount of 5.500% senior notes due 2030 (the “Initial Notes” and, together with the Additional Notes, unless the context requires otherwise, the “Notes”). The Indenture contains various restrictive covenants, including limitations on the ability of the Issuer and its subsidiaries to incur additional indebtedness and requirements to maintain a pool of unencumbered assets. The Additional Notes will be treated as a single series of securities with the Initial Notes under the Indenture and will have the same CUSIP number as, and be fungible with, the Initial Notes.

Certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, from time to time, investment banking and other commercial dealings in the ordinary course of business with the Company, for which they have received customary fees and commissions. In addition, affiliates of certain of the Underwriters are lenders under the Company’s secured line of credit, senior unsecured line of credit and/or commercial paper program. The Company intends to use the net proceeds from the offering to repay amounts outstanding from time to time under its lines of credit and its commercial paper program, and for other general corporate and working capital purposes, including funding potential acquisition opportunities. To the extent that the Company uses any of the net proceeds from the offering to repay indebtedness, such Underwriters or their affiliates will receive their proportionate share of any amount of the outstanding borrowings that is repaid with the net proceeds from the offering.

The public offering price for the Additional Notes was 101.509% of the principal amount thereof. The Notes are the Issuer’s senior unsecured obligations and rank equally in right of payment with all of the Issuer’s other existing and future senior unsecured indebtedness. However, the Notes are effectively subordinated in right of payment to all of the Issuer’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the collateral securing the same) and to all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Issuer’s subsidiaries and of any entity the Issuer accounts for using the equity method of accounting and to all preferred equity not owned by the Issuer, if any, in its subsidiaries and of any entity the Issuer accounts for using the equity method of accounting. The Notes bear interest at a rate of 5.500% per annum. Interest is payable on January 1 and July 1 of each year, beginning July 1, 2025, until the maturity date of July 1, 2030.

The Issuer may redeem the Notes in whole at any time or in part from time to time, at the Issuer’s option and sole discretion, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; and

•	a make-whole premium calculated in accordance with the Indenture;

plus, in each case, accrued and unpaid interest thereon to, but not including, the applicable redemption date.

Notwithstanding the foregoing, on or after May 1, 2030 (two months prior to the maturity date of the Notes), the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•	default for 30 days in the payment of any installment of interest under the Notes;

•

default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the Notes in accordance with the terms of the Indenture shall not constitute a default in the payment of principal;

•

failure by the Issuer or any of the Guarantors to comply with any of the Issuer’s or the Guarantors’ respective other agreements in the Notes or the Indenture with respect to the Notes upon receipt by the Issuer of notice of such default by the Trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding and the Issuer’s failure to cure (or obtain a waiver of) such default within 60 days after it receives such notice;

•

failure to pay any debt (other than non-recourse debt) for monies borrowed by the Issuer, any Guarantor or any of their respective Significant Subsidiaries (as defined in the Indenture) in an outstanding principal amount in excess of $100 million at final maturity or upon acceleration after the expiration of any applicable grace period, which debt (other than non-recourse debt) is, or has become, the primary obligation of the Issuer or such Guarantor and is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Issuer from the Trustee (or to the Issuer and the Trustee from holders of at least 25% in principal amount of the outstanding Notes); and

•

certain events in bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Issuer, any Guarantor, or any Significant Subsidiary or all or substantially all of their respective property.

The Additional Notes were offered pursuant to an effective shelf registration statement originally filed with the Securities and Exchange Commission on April 15, 2024 (Registration No. 333-278690), as amended, a base prospectus included therein, dated April 15, 2024, and a prospectus supplement, dated January 16, 2025, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. In connection with the issuance of the Additional Notes, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of the Issuer’s counsel, Latham & Watkins LLP, regarding the validity of the Additional Notes and related Guarantee, as Exhibit 5.2 to this Current Report on Form 8-K an opinion of the Company’s counsel, Venable LLP, regarding certain Maryland law issues, and as Exhibit 5.3 to this Current Report on Form 8-K an opinion of EHBT I and EHBT II’s counsel, Verrill Dana LLP, regarding certain Massachusetts law issues.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 16, 2025, among Extra Space Storage Inc., Extra Space Storage LP, ESS Holdings Business Trust I, ESS Holdings Business Trust II, and Wells Fargo Securities, LLC, PNC Capital Markets LLC and U.S. Bancorp Investments, Inc. as representatives of the several underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Venable LLP.

5.3	Opinion of Verrill Dana LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).

23.3	Consent of Verrill Dana LLP (included in Exhibit 5.3).

99.1	Press Release issued by Extra Space Storage Inc. on January 16, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: January 22, 2025	By	/s/ Gwyn McNeal
	Name:	Gwyn McNeal
	Title:	Executive Vice President and Chief Legal Officer